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                                                                       EXHIBIT 5

                   Opinion of Brobeck, Phleger & Harrison LLP


                                 June 27, 1997



View Tech, Inc.
950 Flynn Road
Camarillo, CA  93012

      Re:  View Tech, Inc. (the "Company")
           Registration Statement for Registration
           of 750,000 Shares of Common Stock
           ------------------------------------


Ladies and Gentlemen:

      We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 600,000 shares of Common Stock for issuance under the Company's 1997 Stock Incentive Plan, (ii) 50,000 shares of Common Stock for issuance under the Company's 1997 Non-Employee Directors Stock Option Plan and (iii) 100,000 shares of Common Stock for issuance under the Company's Employee Stock Purchase Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Company's 1997 Stock Incentive Plan, 1997 Non-Employee Directors Stock Option Plan and Employee Stock Purchase Plan, and in accordance with the Registration Statement, such shares will be validly issued, fully paid and non-assessable shares of the Company's Common Stock.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                          Very truly yours,


                          /s/Brobeck, Phleger & Harrison LLP
                          BROBECK, PHLEGER & HARRISON LLP